Exhibit 99.1

FOR IMMEDIATE RELEASE
The RMR Group Inc. Announces Fourth Quarter Fiscal 2022 Results

Net Income of $27.3 Million, or $0.73 Per Diluted Share

Adjusted Net Income of $9.4 Million, or $0.57 Per Diluted Share

Adjusted EBITDA of $29.5 million
____________________________________________________________________________
Newton, MA (November 14, 2022). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended September 30, 2022.
Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the fourth quarter fiscal 2022 results:
“Despite ongoing macroeconomic headwinds and market volatility, management and advisory services revenues this quarter were $51.7 million, demonstrating our significant fee stability. Revenues this quarter also reflect continued growth in construction management fees and increases in fees from our Managed Operating Companies. These growing revenues have positively impacted our operating results highlighted by Adjusted EBITDA of $29.5 million, Net Income Margin of 52.8% and Adjusted EBITDA Margin of 54.6%.
For the fiscal year, we generated $31.0 million of excess capital after the consideration of dividends and our tax obligations, bringing our cash balance to approximately $189 million at year end. We continue to have no debt, our dividend remains well covered and we remain well positioned to pursue a range of capital allocation strategies, including opportunistically taking advantage of market dislocation to promote long term growth.”

Fourth Quarter Fiscal 2022 Highlights:
•The RMR Group LLC’s assets under management, or AUM, and management and advisory services revenue by source are as follows (dollars in thousands):

			Total Management
			and Advisory
	AUM		Services Revenues (4)
As of or for the Three Months Ended September 30, 2022
Managed Public Real Estate Capital (1)	$30,894,912	82.8%	$38,115	73.7%
Managed Private Real Estate Capital (2)	3,862,102	10.4%	5,247	10.1%
Managed Operating Companies (3)	2,554,325	6.8%	8,359	16.2%
Total	$37,311,339	100.0%	$51,721	100.0%

As of or for the Three Months Ended September 30, 2021
Managed Public Real Estate Capital (1)	$29,363,713	89.9%	$37,053	79.1%
Managed Private Real Estate Capital (2)	1,345,754	4.1%	2,432	5.2%
Managed Operating Companies (3)	1,964,276	6.0%	7,359	15.7%
Total	$32,673,743	100.0%	$46,844	100.0%
(1)Managed Public Real Estate Capital includes: Diversified Healthcare Trust (DHC), Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI) and Service Properties Trust (SVC), which are collectively referred to as the Managed Equity REITs, and Seven Hills Realty Trust (SEVN).
(2)Managed Private Real Estate Capital primarily consists of private entities that own commercial real estate. Some of the Managed Equity REITs own minority interests in those entities.
(3)    Managed Operating Companies include: AlerisLife Inc. (ALR), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America Inc. (TA).
(4)    Includes construction supervision fees of $5,120 and $2,469 for the three months ended September 30, 2022 and 2021, respectively.
•For the three months ended September 30, 2022, net income was $27.3 million and net income attributable to The RMR Group Inc. was $12.0 million, or $0.73 per diluted share, compared to net income of $30.8 million and net income attributable to The RMR Group Inc. of $13.6 million, or $0.82 per diluted share, for the three months ended September 30, 2021.
•For the three months ended September 30, 2022, Adjusted Net Income Attributable to The RMR Group Inc. was $9.4 million, or $0.57 per diluted share, compared to $8.3 million, or $0.50 per diluted share, for the three months ended September 30, 2021. The adjustments to net income attributable to The RMR Group Inc. this quarter included $0.8 million, or $0.05 per diluted share, related to certain compensation adjustments, net of reimbursements, and $0.3 million, or $0.02 per diluted share, of separation costs, offset by $3.7 million, or $0.23 per diluted share, of unrealized gains on its equity method investments in SEVN and TA.
The adjustment for certain compensation adjustments relates to our annual discretionary bonus     program paid in September of each year. For this fiscal year, September bonus payments exceeded estimates accrued throughout the year by $2.3 million, net of any client reimbursements, as a result of the current competitive job market conditions for real estate professionals.
•For the three months ended September 30, 2022, Adjusted EBITDA was $29.5 million, Net Income Margin was 52.8% and Adjusted EBITDA Margin was 54.6%, compared to Adjusted EBITDA of $26.3 million, Net Income Margin of 65.6% and Adjusted EBITDA Margin of 53.5% for the three months ended September 30, 2021.
•As of September 30, 2022, The RMR Group Inc. had $189.1 million in cash and cash equivalents with no outstanding debt obligations.

Non-GAAP Financial Measures:
The RMR Group Inc. presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including Adjusted Net Income Attributable to The RMR Group Inc., Adjusted Net Income Attributable to The RMR Group Inc. per diluted share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Distributable Earnings. The U.S. Generally Accepted Accounting Principles, or GAAP, financial measure that is most directly comparable to Adjusted Net Income Attributable to The RMR Group Inc. is net income attributable to The RMR Group Inc. The GAAP financial measure that is most directly comparable to Adjusted Net Income Attributable to The RMR Group Inc. per diluted share is net income attributable to The RMR Group Inc. per diluted share. The GAAP financial measure that is most directly comparable to EBITDA, Adjusted EBITDA and Distributable Earnings is net income and the GAAP financial measure that is most directly comparable to Adjusted EBITDA Margin is Net Income Margin, which represents net income divided by total management and advisory services revenues.
These non-GAAP financial measures do not represent net income, net income attributable to The RMR Group Inc., net income attributable to The RMR Group Inc. per diluted share or cash generated by operating activities determined in accordance with GAAP, and should not be considered alternatives to net income, net income attributable to The RMR Group Inc., net income attributable to The RMR Group Inc. per diluted share or net income margin determined in accordance with GAAP, as indicators of The RMR Group Inc.’s financial performance or as measures of its liquidity. Other asset management businesses may calculate these non-GAAP measures differently than The RMR Group Inc. does.
The RMR Group Inc. calculates EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin as presented on page 10 and considers them to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc. and net income margin. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as unrealized gains and losses, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. The RMR Group Inc. also believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding incentive business management fees, if any).
The RMR Group Inc. calculates Adjusted Net Income Attributable to The RMR Group Inc. and Adjusted Net Income Attributable to The RMR Group Inc. per diluted share as net income attributable to The RMR Group Inc. and net income attributable to The RMR Group Inc. per diluted share, respectively, excluding the effects of certain individually significant items occurring or impacting its financial results during the quarter. The RMR Group Inc. provides Adjusted Net Income Attributable to The RMR Group Inc. and Adjusted Net Income Attributable to The RMR Group Inc. per diluted share for supplemental informational purposes in order to enhance the understanding of The RMR Group Inc.’s consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance.
Distributable Earnings is calculated as Adjusted EBITDA less tax distributions to members and is considered to be an appropriate measure of The RMR Group Inc.’s operating performance, along with net income attributable to The RMR Group Inc. The RMR Group Inc. believes that Distributable Earnings provides useful information to investors because by excluding amounts payable for tax obligations, it increases comparability between periods and more accurately reflects earnings that may be available for distribution to shareholders. Distributable Earnings is among the factors The RMR Group Inc.’s Board of Directors considers when determining the amount of dividends to its shareholders.

Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with GAAP to Adjusted Net Income Attributable to The RMR Group Inc., net income attributable to The RMR Group Inc. per diluted share determined in accordance with GAAP to Adjusted Net Income Attributable to The RMR Group Inc. per diluted share, and of net income to EBITDA and Adjusted EBITDA, as well as calculations of Net Income Margin, Adjusted EBITDA Margin and Distributable Earnings are presented later in this press release.
Assets Under Management:
The calculation of AUM primarily includes: (i) the historical cost of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and the Managed Private Real Estate Capital clients, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operating Companies, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the carrying value of loans held for investment at SEVN. Upon deconsolidation from a Managed Equity REIT, the respective real estate and related assets are characterized as Managed Private Real Estate Capital and their historical cost represents the fair value of the real estate at the time of deconsolidation.
All references in this press release to AUM on, or as of, a date are calculated at a point in time.
For additional information on the calculation of AUM for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.
Conference Call:
On Tuesday, November 15, 2022 at 10:00 a.m. Eastern Time, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal fourth quarter ended September 30, 2022 financial results.
The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, November 22, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 8297537.
A live audio webcast of the conference call will also be available in a listen only mode on The RMR Group Inc.’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit The RMR Group Inc.’s website about five minutes before the call. The archived webcast will be available for replay on The RMR Group Inc.’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal fourth quarter ended September 30, 2022 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.
About The RMR Group Inc.
The RMR Group is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. RMR’s vertical integration is supported by approximately 600 real estate professionals in more than 30 offices nationwide who manage over $37 billion in assets under management and leverage more than 35 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its clients. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit www.rmrgroup.com.

The RMR Group Inc.
Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2022	2021	2022	2021
Revenues:
Management services (1)	$50,583	$45,737	$195,450	$171,102
Incentive business management fees	—	—	—	620
Advisory services	1,138	1,107	4,530	3,956
Total management and advisory services revenues	51,721	46,844	199,980	175,678
Reimbursable compensation and benefits	14,592	12,916	56,684	52,369
Reimbursable equity based compensation	4,176	3,543	7,072	9,154
Other reimbursable expenses	171,704	110,181	568,767	370,037
Total reimbursable costs	190,472	126,640	632,523	431,560
Total revenues	242,193	173,484	832,503	607,238

Expenses:
Compensation and benefits	34,201	29,034	129,872	119,644
Equity based compensation	5,417	4,755	10,136	12,022
Separation costs	698	366	1,315	4,525
Total compensation and benefits expense	40,316	34,155	141,323	136,191
General and administrative	8,455	7,277	32,919	26,961
Other reimbursable expenses	171,704	110,181	568,767	370,037
Transaction and acquisition related costs	132	510	132	984
Depreciation and amortization	262	239	993	973
Total expenses	220,869	152,362	744,134	535,146
Operating income	21,324	21,122	88,369	72,092
Interest and other income	920	146	1,322	760
Gain on Tremont Mortgage Trust investment	—	2,059	—	2,059
Equity in earnings (losses) of investees	—	(312)	—	443
Unrealized gain on equity method investments accounted for under the fair value option	9,863	12,779	1,010	18,811
Income before income tax expense	32,107	35,794	90,701	94,165
Income tax expense	(4,785)	(5,043)	(13,233)	(13,152)
Net income	27,322	30,751	77,468	81,013
Net income attributable to noncontrolling interest	(15,322)	(17,125)	(43,464)	(45,317)
Net income attributable to The RMR Group Inc.	$12,000	$13,626	$34,004	$35,696

Weighted average common shares outstanding - basic (2)	16,354	16,286	16,338	16,266
Weighted average common shares outstanding - diluted (2)	16,354	31,316	31,348	31,282

Net income attributable to The RMR Group Inc. per common share - basic (2)	$0.73	$0.83	$2.06	$2.18
Net income attributable to The RMR Group Inc. per common share - diluted (2)	$0.73	$0.82	$2.04	$2.15

Substantially all revenues are earned from related parties. See Notes beginning on page 6.

The RMR Group Inc.
Notes to Consolidated Statements of Income
(dollars in thousands, except per share amounts)
(unaudited)

(1)    Includes base business management fees earned from the Managed Equity REITs monthly based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of September 30, 2022 and 2021, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or
		Total Market Capitalization (a)
		As of September 30,
REIT	Primary Strategy	2022	2021
DHC	Medical office and life science properties, senior living communities and wellness centers	$3,328,069	$5,150,401
ILPT	Industrial and logistics properties	4,656,472	2,100,020
OPI	Office properties primarily leased to single tenants, including the government	3,102,253	3,837,235
SVC	Hotels and net lease service and necessity-based retail properties	6,651,976	9,050,693
		$17,738,770	$20,138,349
(a)    The basis on which base business management fees are calculated for the three months ended September 30, 2022 and 2021 may differ from the basis at the end of the periods presented in the table above. As of September 30, 2022, the market capitalization was lower than the historical cost of assets under management for each of the Managed Equity REITs. The historical cost of assets under management for DHC, ILPT, OPI and SVC as of September 30, 2022, were $7,354,104, $5,693,562, $5,907,788 and $11,285,303, respectively.

The RMR Group Inc.
Notes to Consolidated Statements of Income (Continued)
(amounts in thousands, except per share amounts)
(unaudited)

(2)    The RMR Group Inc. calculates earnings per share, or EPS, using the two-class method. As such, earnings attributable to unvested participating shares are excluded from earnings before calculating per share amounts. In addition, diluted EPS includes the assumed issuance of Class A Common Shares pursuant to The RMR Group Inc.’s equity compensation plan using the treasury stock method and the issuance of Class A Common Shares related to the assumed redemption of the noncontrolling interest’s 15,000 Class A Units using the if-converted method. In computing the dilutive effect, if any, that the aforementioned redemption would have on EPS, The RMR Group Inc. considered that net income available to holders of Class A Common Shares would increase due to elimination of the noncontrolling interest offset by any tax effect, which may be dilutive. For the three months ended September 30, 2021 and the fiscal years ended September 30, 2022 and 2021, the assumed redemption of the 15,000 Class A Units is dilutive to earnings per share. For the three months ended September 30, 2022, such redemption is not reflected in diluted earnings per share as the assumed redemption would be anti-dilutive. The calculation of basic and diluted EPS is as follows:

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2022	2021	2022	2021
Numerators:
Net income attributable to The RMR Group Inc.	$12,000	$13,626	$34,004	$35,696
Less: income attributable to unvested participating securities	(118)	(113)	(329)	(309)
Net income attributable to The RMR Group Inc. used in calculating basic EPS	11,882	13,513	33,675	35,387
Effect of dilutive securities:
Add back: income attributable to unvested participating securities	—	113	329	309
Add back: net income attributable to noncontrolling interest	—	17,125	43,464	45,317
Add back: income tax expense	—	5,043	13,233	13,152
Less: income tax expense assuming redemption of noncontrolling interest’s Class A Units for Class A Common Shares (a)	—	(10,134)	(26,732)	(27,061)
Net income used in calculating diluted EPS	$11,882	$25,660	$63,969	$67,104

Denominators:
Common shares outstanding	16,606	16,485	16,606	16,485
Less: unvested participating securities	(252)	(199)	(268)	(219)
Weighted average common shares outstanding - basic	16,354	16,286	16,338	16,266
Effect of dilutive securities:
Add: assumed redemption of noncontrolling interest’s Class A Units for Class A Common Shares	—	15,000	15,000	15,000
Add: incremental unvested shares	—	30	10	16
Weighted average common shares outstanding - diluted	16,354	31,316	31,348	31,282

Net income attributable to The RMR Group Inc. per common share - basic	$0.73	$0.83	$2.06	$2.18
Net income attributable to The RMR Group Inc. per common share - diluted	$0.73	$0.82	$2.04	$2.15
(a)Income tax expense assumes the hypothetical conversion of the noncontrolling interest, which results in an estimated tax rate of 28.3% for the three months ended September 30, 2021, and 29.5% and 28.7% for the fiscal years ended September 30, 2022 and 2021, respectively.

The RMR Group Inc.
Reconciliation of Adjusted Net Income and Adjusted Net Income Per Diluted Share
(amounts in thousands, except per share amounts)
(unaudited)
The following table presents the impact of certain individually significant items on the financial results for the three months ended September 30, 2022, excluding the assumed redemption of the noncontrolling interest’s 15,000 Class A Units as such redemption is anti-dilutive to earnings per share as presented in Note 2 on page 7:

	Net Income Attributable to The RMR Group Inc.	Less: Income Attributable to Unvested Participating Securities	Net Income Used in Calculating Diluted EPS	Weighted Average Common Shares Outstanding - Diluted	Net Income Attributable to The RMR Group Inc. per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$12,000	$(118)	$11,882	16,354	$0.73
Unrealized gain on equity method investments accounted for under the fair value option (1)	(3,712)	37	(3,675)	16,354	(0.23)
Certain compensation adjustments, net of reimbursements (2)	847	(8)	839	16,354	0.05
Separation costs (3)	263	(3)	260	16,354	0.02
Transaction and acquisition related costs (4)	49	—	49	16,354	—
Adjusted net income attributable to The RMR Group Inc.	$9,447	$(92)	$9,355	16,354	$0.57
(1)    Includes $9,863 in unrealized gains on The RMR Group Inc.’s investments in TA and SEVN common shares, adjusted to reflect amounts attributable to the noncontrolling interest of $4,681 and income tax expense of $1,470 at a rate of approximately 14.9%.
(2)    Includes $2,252 of certain compensation adjustments related to annual bonus estimates, adjusted to reflect amounts attributable to the noncontrolling interest of $1,069 and income tax expense of $336 at a rate of approximately 14.9%.
(3)    Includes $698 of separation costs, adjusted to reflect amounts attributable to the noncontrolling interest of $331 and income tax expense of $104 at a rate of approximately 14.9%.
(4)    Includes $132 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest of $63 and income tax expense of $20 at a rate of approximately 14.9%.

The RMR Group Inc.
Reconciliation of Adjusted Net Income and Adjusted Net Income Per Diluted Share (Continued)
(amounts in thousands, except per share amounts)
(unaudited)
The following table presents the impact of certain individually significant items on the financial results for the three months ended September 30, 2021, assuming the redemption of the noncontrolling interest’s 15,000 Class A Units is dilutive to earnings per share as presented in Note 2 on page 7:

	Net Income Attributable to The RMR Group Inc.	Add: Net Income Attributable to Noncontrolling Interest	Add: Income Tax Expense	Income Before Income Tax Expense	Less: Estimated Income Tax Expense (1)	Net Income Used in Calculating Diluted EPS	Weighted Average Common Shares Outstanding - Diluted	Net Income Attributable to The RMR Group Inc. per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$13,626	$17,125	$5,043	$35,794	$(10,134)	$25,660	31,316	$0.82
Unrealized gain on equity method investment accounted for under the fair value option	(4,889)	(6,088)	(1,802)	(12,779)	3,618	(9,161)	31,316	(0.29)
Gain on Tremont Mortgage Trust investment	(788)	(981)	(290)	(2,059)	583	(1,476)	31,316	(0.05)
Separation costs	140	174	52	366	(104)	262	31,316	0.01
Transaction and acquisition related costs	195	243	72	510	(144)	366	31,316	0.01
Adjusted net income attributable to The RMR Group Inc.	$8,284	$10,473	$3,075	$21,832	$(6,181)	$15,651	31,316	$0.50
(1)    Estimated income tax expense assumes the hypothetical conversion of the noncontrolling interest and the resulting consolidated entities’ estimated tax rate of approximately 28.3% for the three months ended September 30, 2021.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Net Income Margin, Adjusted EBITDA Margin
and Distributable Earnings
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2022	2021	2022	2021
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$27,322	$30,751	$77,468	$81,013
Income tax expense	4,785	5,043	13,233	13,152
Depreciation and amortization	262	239	993	973
EBITDA	32,369	36,033	91,694	95,138
Other asset amortization	2,354	2,354	9,416	9,416
Operating expenses paid in the form of The RMR Group Inc.'s common shares	1,241	1,212	3,611	3,639
Separation costs	698	366	1,315	4,525
Transaction and acquisition related costs	132	510	132	984
Straight line office rent	(105)	(57)	(352)	3
Unrealized gain on equity method investments accounted for under the fair value option	(9,863)	(12,779)	(1,010)	(18,811)
Gain on Tremont Mortgage Trust investment	—	(2,059)	—	(2,059)
Equity in (earnings) losses of investees	—	312	—	(443)
Certain compensation adjustments, net of reimbursements	2,252	—	—	—
Distributions from equity method investments	426	432	841	1,456
Incentive business management fees earned	—	—	—	(620)
Adjusted EBITDA	$29,504	$26,324	$105,647	$93,228

Calculation of Net Income Margin:
Total management and advisory services revenues	$51,721	$46,844	$199,980	$175,678
Net income	$27,322	$30,751	$77,468	$81,013
Net Income Margin	52.8%	65.6%	38.7%	46.1%

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding incentive business management fees, if any) (1)	$54,075	$49,198	$209,396	$184,474
Adjusted EBITDA	$29,504	$26,324	$105,647	$93,228
Adjusted EBITDA Margin	54.6%	53.5%	50.5%	50.5%

Calculation of Distributable Earnings:
Adjusted EBITDA	$29,504	$26,324	$105,647	$93,228
Less: Tax distributions to members (2)	(8,312)	(8,268)	(30,281)	(31,469)
Distributable Earnings	$21,192	$18,056	$75,366	$61,759
Common share distributions (3)	$11,400	$10,735	$44,330	$42,932
(1)Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management agreements. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended September 30, 2022 and 2021, or $9,416 for each of the fiscal years ended September 30, 2022 and 2021,     required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $620 that The RMR Group Inc. recognized under GAAP for the fiscal year ended September 30, 2021.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Net Income Margin, Adjusted EBITDA Margin
and Distributable Earnings (Continued)
(dollars in thousands)
(unaudited)
(2)Under the RMR LLC operating agreement, RMR LLC is required to make quarterly pro rata cash distributions to The RMR Group Inc. and its noncontrolling interest based on each’s estimated tax liabilities and respective ownership percentages. Estimated tax liabilities are determined quarterly on a cumulative basis. As such, there may be fluctuations from quarter to quarter to account for prior periods where pro rata cash distributions were more or less than amounts determined cumulatively through a particular quarter. For the three months and fiscal years ended September 30, 2022 and 2021, RMR LLC made required quarterly tax distributions as follows:

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2022	2021	2022	2021
RMR LLC tax distributions to The RMR Group Inc.	$4,381	$4,437	$15,940	$16,764
RMR LLC tax distributions to non-controlling interest	3,931	3,831	14,341	14,705
Total RMR LLC tax distributions to members	$8,312	$8,268	$30,281	$31,469
(3)The three months and fiscal year ended September 30, 2021 exclude a one-time special dividend of $7.00 per share, or $219,851, paid in September 2021.

The RMR Group Inc.
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$189,088	$159,835
Due from related parties	108,821	88,661
Prepaid and other current assets	5,372	6,021
Total current assets	303,281	254,517

Property and equipment, net	2,495	2,218
Due from related parties, net of current portion	14,557	14,331
Equity method investments accounted for under the fair value option	49,114	39,476
Goodwill and intangible assets, net of amortization	2,057	2,094
Operating lease right of use assets	28,894	32,293
Deferred tax asset	17,112	18,671
Other assets, net of amortization	124,895	134,311
Total assets	$542,405	$497,911

Liabilities and Equity
Current liabilities:
Reimbursable accounts payable and accrued expenses	$80,221	$55,115
Accounts payable and accrued expenses	16,745	15,027
Operating lease liabilities	4,693	4,922
Employer compensation liability	7,516	6,076
Total current liabilities	109,175	81,140

Operating lease liabilities, net of current portion	25,626	29,148
Amounts due pursuant to tax receivable agreement, net of current portion	23,308	25,577
Employer compensation liability, net of current portion	14,557	14,331
Total liabilities	172,666	150,196

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,606,115 and 15,485,236 shares issued and outstanding, respectively	16	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	113,136	109,910
Retained earnings	355,949	321,945
Cumulative common distributions	(262,496)	(236,766)
Total shareholders’ equity	206,621	195,120
Noncontrolling interest	163,118	152,595
Total equity	369,739	347,715
Total liabilities and equity	$542,405	$497,911

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward-looking statements in this press release are based upon present beliefs or expectations. However, forward-looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:
•Mr. Portnoy states that despite ongoing macroeconomic headwinds and market volatility, management and advisory services revenues this quarter were $51.7 million reflecting continued growth in construction management fees and increases in fees from The RMR Group Inc.’s Managed Operating Companies. Mr. Portnoy also states that these growing revenues have positively impacted The RMR Group Inc.’s operating results highlighted by Adjusted EBITDA of $29.5 million, Net Income Margin of 52.8% and Adjusted EBITDA Margin of 54.6%. These statements may imply that The RMR Group Inc. will continue to earn increased management and advisory services revenues resulting in improved financial results in the future. However, The RMR Group Inc.’s and its clients’ businesses are subject to various risks, including risks outside its and their control. Further, economic conditions could deteriorate, including as a result of increasing interest rates, inflation, supply chain challenges, adverse geopolitical conditions and possible recession, for a prolonged period and negatively impact The RMR Group Inc.’s and its clients’ businesses and operating and financial results;
•Mr. Portnoy statement that this quarter’s management and advisory services revenues demonstrates The RMR Group Inc.’s significant fee stability may imply that The RMR Group Inc.’s business will realize steady, or avoid significantly decreased or negative management and advisory services revenues, operating results and returns. However, The RMR Group Inc.’s fee stability may not be as stable as it believes if, for instance, its management agreements were terminated; and
•Mr. Portnoy states that for the fiscal year, The RMR Group Inc. generated $31.0 million of excess capital after the consideration of dividends and its tax obligations, bringing its cash balance to approximately $189 million at year end. Mr. Portnoy also states that The RMR Group Inc. continues to have no debt, its dividend remains well covered and it remains well positioned to pursue a range of capital allocation strategies, including opportunistically taking advantage of market dislocation to promote long term growth. These statements may imply that The RMR Group Inc. will continue to generate excess capital after the consideration of dividends and tax obligations, will continue to pay a regular quarterly dividend at the current rate and successfully identify and execute one or more capital allocation strategies and that any capital allocation strategy it may pursue will be successful and benefit it and its shareholders and advance its long term growth. However, there can be no assurance that The RMR Group Inc. will generate similar or greater excess capital in the future or that it will continue to pay any regular dividends at the current rate or at all. The RMR Group Inc. may decide to lower or even eliminate its dividends. Further, identifying and executing on capital allocation strategies are subject to various uncertainties and risks, it may take an extended period of time to realize any benefits and there can be no assurance that any capital allocation strategy that it does pursue will advance continued long term growth. In addition, The RMR Group Inc. may elect to not continue pursuing a capital allocation strategy or abandon any such strategy it may pursue.
The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.
You should not place undue reliance on forward-looking statements.
Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8230
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